UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report February 9, 2006
(Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

666 Grand Avenue, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 242-4300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

MidAmerican Energy Holdings Company (the “Company”) reports that, on February 9, 2006, Berkshire Hathaway Inc. exercised its existing right to convert 41.3 million shares of the Company’s no par zero coupon convertible preferred stock into 41.3 million shares of the Company’s common stock. The conversion rights became exercisable as a result of the repeal of the Public Utility Holding Company Act of 1935, which became effective on February 8, 2006. As a result of the conversion, Berkshire Hathaway Inc. presently owns 83.4% (80.5% on a diluted basis) of the outstanding common stock of the Company. The Company does not have any voting securities other than its common stock.

As a result of the conversion, the Company’s financial statements will be included in the consolidated financial statements of Berkshire Hathaway Inc. However, it is the Company’s present intent to continue to file periodic reports with the U. S. Securities and Exchange Commission.

Prior to the conversion, Walter Scott, Jr. and certain family members and family controlled trusts and corporations (the “Scott Family Interests”) were the beneficial owners of 8.0 million shares of common stock which represented more than 80% of the Company’s common stock. Following the conversion, those shares represent 15.8% of the Company’s common stock. The shareholders’ agreement, as amended, among Berkshire Hathaway Inc., Walter Scott, Jr., the Scott Family Interests, other minority shareholders and the Company, which was in effect prior to the conversion, remains in effect following the conversion.

The Company states that there is no information required to be disclosed in accordance with Item 403(c) of Regulation S-K (17 CFR 220.403(c)).

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by the use of forward-looking words, such as “may”, “will”, “could”, “project”, “believe”, “anticipate”, “expect”, “estimate”, “continue”, “potential”, “plan”, “forecast” and similar terms. These statements represent the Company’s intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside the Company’s control and could cause actual results to differ materially from such forward-looking statements.

These factors include, among others, general economic and business conditions in the jurisdictions in which the Company’s facilities are located; governmental, statutory, regulatory or administrative initiatives or ratemaking actions affecting the Company’s or the electric or gas utility, or power generation industries; weather effects on sales and revenues; general industry trends; increased competition in the power generation, or electric utility industry; fuel and power costs and availability; continued availability of accessible gas reserves; changes in business strategy, development plans or customer or vendor relationships; availability, term and deployment of capital; availability of qualified personnel; risks relating to nuclear generation; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and other business or investment considerations that may be disclosed from time to time in the Company’s SEC filings or in other publicly disseminated written documents.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidAmerican Energy Holdings Company
(Registrant)
Date: February 9, 2006
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President